EXHIBIT 10.1

CANTEL MEDICAL CORP.
2016 EQUITY INCENTIVE PLAN

(Adopted by Stockholders on January 7, 2016; as amended through October 31, 2018)

1.    Purpose. The purpose of the Cantel Medical Corp. 2016 Equity Incentive Plan (the “Plan”) is to attract and retain Employees and Directors of the Company and its Subsidiaries, and to provide such persons incentives and rewards for performance, by making available to them stock options and other equity-based awards. It is believed that these increased incentives and rewards will stimulate the efforts of Employees and Non-employee Directors towards the continued success of the Company and its Subsidiaries.
2.    Definitions. As used in the Plan, the following terms have the meanings set forth below:
“Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Performance Award, Restricted Stock Unit or any other right, interest or option relating to Shares granted pursuant to the Plan.
“Award Agreement” means any written agreement, contract, other instrument or document evidencing any Award under the Plan granted by the Committee.
“Benefit Plan” means any employment agreement, severance agreement or similar agreement between the Participant and the Company (or a Subsidiary) or any long term incentive plan or similar plan of the Company which covers the Participant, in each case which includes provisions relating to an Award granted hereunder.
“Board” means the Board of Directors of the Company.
“Cause” means, unless otherwise provided in a particular Award Agreement, “Cause” as defined in any employment or severance agreement the Participant may have with the Company or a Subsidiary or, if no such agreement exists,: (1) indictment, confession or conviction (including on a nolo contendere plea) involving the commission by the Participant of a felony, or indictment or conviction (including on a nolo contendere plea) of any crime or offense that, in the sole discretion of the Company, has brought or has the potential to bring disrepute to the Company or any Subsidiary or damage to the reputation of the Company or any Subsidiary; (2) indictment, confession or conviction (including on a nolo contendere plea) involving, or becoming the subject of proceedings that provide a reasonable basis for the Company to believe that the person has engaged in, any act involving fraud, dishonesty or moral turpitude; (3)  material violation of the Company’s or any Subsidiary’s written policies; (4) serious neglect or misconduct in the performance of the Participant’s duties for the Company or any Subsidiary or willful or repeated failure or refusal to perform such duties; or (5) any act of fraud, dishonesty, embezzlement, misappropriation or conversion of assets of the Company or any Subsidiary. In each case, “Cause” will be as determined by the Company in its sole discretion, which determination will be final, binding and conclusive for purposes of the Plan.

“Change in Control” means the occurrence of any of the following events: (1) at any time after the Effective Date at least a majority of the Board ceases to consist of “Continuing Directors” (meaning directors of the Company who either were directors on the Effective Date or who subsequently became directors and whose election, or nomination for election by the Company’s stockholders, was approved by a majority of the then Continuing Directors; provided, however, that no director will be considered a Continuing Director if such director initially assumed office as a result of either an actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as determined for purposes of Section 13(d)(3) of the Exchange Act) other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Proxy Contest); (2) any “person” or “group” (as determined for purposes of Section 13(d)(3) of the Exchange Act), except any majority-owned Subsidiary or any employee benefit plan of the Company or any trust thereunder, has first acquired “beneficial ownership” (as determined for purposes of Securities and Exchange Commission Regulation 13d-3) of Shares having 30% or more of the voting power of all outstanding Shares; (3) consummation of a merger or consolidation occurs to which the Company is a party, in which outstanding Shares are converted into shares of another company (other than a conversion into shares of voting common stock of the successor corporation or a holding company thereof representing at least 50% of the voting power of all capital stock thereof outstanding immediately after the merger or consolidation) or other securities (of either the Company or another company) or cash or other property; (4) consummation of the sale or transfer within a 12-month period of all, or substantially all, and not less than 40% (in gross fair market value) of the Company’s assets, other than the sale or transfer to a related person as described in Regulation §1.409A-3(i)(5)(vii)(B); or (5) the stockholders of the Company approve a plan of complete liquidation of the Company.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto. Reference to a specific provision of the Code includes such provision, any valid Regulation promulgated thereunder and any comparable provision of future law that amends, supplements or supersedes such provision.
“Committee” means the Compensation Committee of the Board or (except for purposes of Section 12 and Awards as to which such Section is applicable) such other person(s) or committee to whom it has delegated any authority, as may be appropriate. An individual may serve on the Compensation Committee only if the individual: (1) is a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act; (2) satisfies the requirements of an “outside director” for purposes of Section 162(m) of the Code; and (3) is “independent” under applicable listing standards of any Exchange on which Shares may from time to time be listed.
“Company” means Cantel Medical Corp., a Delaware corporation.
“Covered Employee” means a “covered employee” within the meaning of Section 162(m)(3) of the Code.
“Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code.
“Director” means a member of the Board.
“Effective Date” means January 9, 2016, the date this Plan is effective.
“Employee” means any employee of the Company or a Subsidiary. For any and all purposes under this Plan, the term “Employee” does not include a person treated as an independent contractor,

leased employee, consultant or a person otherwise designated by the Committee, the Company or a Subsidiary at the time of such person’s engagement as not eligible to participate in or receive benefits under the Plan, or not on the payroll of the Company or a Subsidiary at the time such determination is made, even if he or she is subsequently determined to be a common law employee or otherwise an employee of the Company or a Subsidiary by any governmental or judicial authority. Therefore, notwithstanding anything else herein to the contrary, any individual not treated as an employee on the payroll and personnel records of the Company or a Subsidiary at the time the determination is made will in no event be retroactively eligible for participation in the Plan during the period covered by such initial determination.
“Exchange” means the New York Stock Exchange, or if Shares are no longer listed on the New York Stock Exchange, any national securities exchange on which Shares may from time to time be listed.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto. Reference to a specific provision of the Exchange Act will include such provision, any valid Regulation promulgated thereunder and any comparable provision of future law that amends, supplements or supersedes such provision.
“Fair Market Value” means, with respect to Shares, as of any date, the closing sales price for Shares as reported on the New York Stock Exchange Consolidated Tape for that date or, if no closing price is reported for that date, the closing sales price on the next preceding date for which such prices were reported, unless otherwise determined by the Committee. If the closing sales price for Shares is not being currently reported on the New York Stock Exchange Consolidated Tape, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Section 409A.
“Incentive Stock Option” means an Option granted under Section 6 that is intended to meet the requirements of Section 422 of the Code.
“Non-employee Director” means a Director who is not an employee of the Company or a Subsidiary.
“Option” means any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee determines in the relevant Award.
“Participant” means an Employee, an independent contractor or a consultant who is selected by the Committee from time to time in its sole discretion to receive an Award under the Plan or a Non-employee Director who receives an Award under the Plan.
“Performance Award” means any Award of Performance Shares or cash granted pursuant to Section 9.
“Performance Period” means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.
“Performance Share” means any grant pursuant to Section 9 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee determines including, without limitation, cash, Shares, other property, or any combination thereof, upon achievement during the Performance Period of such performance goals, and also such additional service, as the Committee establishes at the time of such grant or thereafter.
“Person” means any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated organization or government (or political subdivision thereof).
“Regulation” or “Rule” means any regulation, ruling or other interpretation, validly promulgated by the U.S. Department of Treasury or other federal agency, as the case may be, and in effect at the time in question. Reference to a Regulation or Rule or section thereof includes that Regulation, Rule or section and any comparable Regulation, Rule or section that amends, supplements or supersedes that Regulation, Rule or section.
“Restricted Stock” means any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any restriction on the right to vote such Share and the right to receive any dividends or dividend equivalents), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.
“Restricted Stock Award” means an award of Restricted Stock under Section 8.
“Restricted Stock Unit” means the right granted to a Participant under Section 8 to receive Shares (or the equivalent value in cash or otherwise pursuant to Section 8(d)) in the future, which right is subject to certain restrictions and to risk of forfeiture.
“Retirement” means, unless otherwise defined in an Award Agreement, an Employee’s termination of service or a Non-employee Director’s cessation of service as a Director, in both cases other than as a result of death, Disability or removal for Cause, on or after: the individual’s 60th birthday and the individual has completed at least five (5) years of employment with the Company or its Subsidiaries or service as a Director.
“Section 409A” means Section 409A of the Code.
“Shares” means shares of common stock of the Company.
“Stock Appreciation Right” means any right granted to a Participant pursuant to Section 7 to receive, upon exercise by the Participant, on a per-Share basis the excess of (1) the Fair Market Value of one Share on the date of exercise over (2) the grant price of the right on the date of grant. Any payment by the Company in respect of such right may be made in cash, Shares, other property or any combination thereof as the Committee, in its sole discretion, determines.
“Subsidiary” means a corporation, company or other entity in which the Company beneficially owns, directly or indirectly, at least fifty percent (50%) of the total combined voting stock or voting power, including any entity that becomes a Subsidiary after the adoption of this Plan, provided that for purposes of issuing Incentive Stock Options to Employees of a Subsidiary, such entity will not be considered a Subsidiary unless it is a “subsidiary corporation” within the meaning of Section 424(f) of the Code.
“Substitute Awards” means Awards granted or Shares issued by the Company under Section 4(g) in assumption of, or in substitution or exchange for, awards previously granted, by a company acquired by the Company or with which the Company combines.

“Termination of service” (and variations thereof) mean: (1) a termination or reduction of the Participant’s employment or service with the Company or a Subsidiary so as to constitute a “separation from service” as such term is defined under Section 409A; or (2) the Participant’s employer or service recipient has ceased to be the Company or a Subsidiary, even if the Participant continues to be employed by or provide services to such entity, unless the Participant is immediately thereafter employed by or providing service to the Company or another Subsidiary. The use of the term “termination of service” (and variations thereof) in the Plan or in an Award Agreement in connection with a person serving as an independent contractor, a consultant or a person serving as a board member of the Company or a Subsidiary who is not otherwise employed by the Company or any of its Subsidiaries does not imply that such person is or was an Employee.
3.    Administration.
(a)    The Plan is administered by the Committee. The Committee has full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (1) select the Employees of the Company and its Subsidiaries to whom Awards may from time to time be granted hereunder; (2) determine the type or types of Award to be granted to each Participant hereunder; (3) determine the number of Shares to be covered by or relating to each Award granted hereunder; (4) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (5) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property, or canceled; (6) determine whether, to what extent, and under what circumstances receipt of cash, Shares and other property payable with respect to an Award made under the Plan is to be deferred either automatically or at the election of the Participant; (7) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (8) establish such rules and regulations and appoint such agents as it deems appropriate for the proper administration of the Plan; (9) administer Awards to Non-employee Directors as provided in Section 5(c); and (10) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. The decisions of the Committee are final, conclusive and binding with respect to the interpretation and administration of the Plan and any grant made under it. The Committee will make, in its sole discretion, all determinations arising in the administration, construction or interpretation of the Plan and Awards under the Plan, including the right to construe disputed or doubtful Plan or Award terms and provisions, and any such determination is conclusive and binding on all persons. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.
(b)    Except as provided in Section 12, the Committee is authorized to make equitable adjustments in Performance Award criteria or in the terms and conditions of other Awards in recognition of unusual, infrequent or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it deems desirable to carry it into effect. If the Company assumes outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of or combination with another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it deems appropriate.

(c)    The Committee has the right, from time to time, to delegate to the Chief Executive Officer or one or more other officers of the Company such duties or powers as the Committee may deem advisable with respect to the designation of employees to be recipients of Awards and the nature and size of any such Awards, subject to the requirements of Section 157(c) of the Delaware General Corporation Law (or any successor provision) and such other limitations as the Committee determines; provided, however, that: (1) in no event will any such delegation of authority be permitted with respect to Awards to any Director or to any person subject to Rule 16b-3 under the Exchange Act or to an Award to which the Committee provides that Section 12 is applicable; and (2) the resolution providing for such authorization sets forth the extent and limitations of such authority including, without limitation, the maximum size of Awards and number of Awards that can be approved by the delegate(s) in any fiscal quarter. The Committee also may delegate to any appropriate officer or employee of the Company responsibility for performing certain ministerial and administrative functions under the Plan. If the Committee’s authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee will be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Committee’s delegation of authority hereunder will have the same force and effect as if such action was undertaken directly by the Committee and will be deemed for all purposes of the Plan to have been taken by the Committee.
(d)    Notwithstanding any other provision of the Plan to the contrary, Awards made to Non-employee Directors hereunder: (1) will be subject to the applicable Award limits set forth in Section 5(c), and (2) the Committee and the Board may not make discretionary Awards under the Plan to Non-employee Directors except as provided in Section 5(c).
(e)    The terms and conditions of all Awards granted pursuant to the Plan, including the date of grant, must be approved in writing by the Board, Committee or Chief Executive Officer (or other permitted delegate), as the case may be, but in all cases consistent with the terms of the Plan. The date of grant for an Award will be on or after, but never earlier than, the date of such written approval. In no event may the date of grant for an Award be changed after such approval. The applicable Award Agreement governing an Award will specify the treatment of such Award upon the termination of service of the Participant, and also will contain a provision that all the applicable terms and conditions of the Plan are incorporated by reference therein.
4.    Shares Subject to the Plan; Effect on Predecessor Plans.
(a)    As of the Effective Date, no further awards will be made under the Cantel Medical Corp. 2006 Equity Incentive Plan or a predecessor thereto. Subject to adjustment as provided in Section 4(h), a total of one million two hundred thousand (1,200,000) Shares are authorized for issuance pursuant to Awards granted under the Plan.
(b)    Subject to adjustment as provided in Section 4(h), with respect to any calendar year: (1) the maximum number of Shares with respect to which a Participant may be granted Options or Stock Appreciation Rights under the Plan is 150,000; (2) the maximum number of Shares with respect to which a Participant may be granted Awards (other than Options and Stock Appreciation Rights) intended to be “qualified performance-based compensation” under Section 162(m) of the Code is 150,000, and (3) the maximum amount that may be paid to any Participant under Awards intended to be “qualified performance-based compensation” under Section 162(m) of the Code and settled in cash or other property is $10,000,000. For purposes of applying these limits in case of multi-year Performance Periods, the number of Shares granted or the amount of cash or other property deemed paid with respect to any one (1) calendar year is the total number of Shares granted or the total amount payable for the Performance Period, divided by the number of calendar years in the Performance Period. The limits described above may be multiplied up to two (2) times with respect to Awards granted to a Participant in the year his service with the Company or a Subsidiary commences.
(c)    Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased in the open market or otherwise. No fractional Share of stock may be issued under any Award to make any payment and, if any fractional Shares would otherwise be issuable, the Award will be adjusted upward (or cash paid) to avoid the issuance of any fractional Share; provided, however, that if such upward adjustment or cash payment would result in a violation of Sections 162(m) or 409A of the Code, other applicable law or any provision of the Plan, the adjustment will be downward without any compensation to the Participant.
(d)    The following Shares also may be used for the issuance of Awards under the Plan: (1) Shares which have been forfeited under a Restricted Stock Award or a Performance Award and (2) Shares which are allocable to the unexercised portion of an Option or Stock Appreciation Right which has expired or been terminated; in both cases, whether such grant was issued under the Plan or as of the Effective Date outstanding under the Cantel Medical Corp. 2006 Equity Incentive Plan or a predecessor thereto. Shares tendered or withheld to satisfy tax withholding requirements or the exercise price of an Award under this Plan (or an award as of the Effective Date outstanding under the Cantel Medical Corp. 2006 Equity Incentive Plan or a predecessor thereto) will be added back to the Plan share reserve and available for issuance pursuant to Awards granted under the Plan.
(e)    To the extent that all or a portion of an Award under this Plan, or an award as of the Effective Date outstanding under the Cantel Medical Corp. 2006 Equity Incentive Plan (or a predecessor thereto), is canceled, terminates, expires, is forfeited or lapses for any reason, including by reason of failure to meet time-based vesting requirements or to achieve performance goals, any unissued or forfeited Shares subject to the Award or award will be added back to the Plan share reserve and again be available for issuance pursuant to Awards made under the Plan. Also, Shares subject to Awards under this Plan, or awards as of the Effective Date outstanding under the Cantel Medical Corp. 2006 Equity Incentive Plan (or a predecessor thereto), that are settled in cash or property other than Shares will be added back to the Plan’s Share reserve and will be available for issuance under the Plan.
(f)    Subject to applicable Exchange requirements, shares available under a stockholder-approved plan of a company acquired by the Company (as appropriately adjusted to Shares to reflect the transaction) may be issued under the Plan pursuant to awards made to individuals who were not employees of the Company or its Subsidiaries immediately before such transaction and will not count against the maximum share limitations specified in Sections 4(a) and 4(b). Similarly, Substitute Awards made pursuant to Section 4(g) will not count against Shares otherwise available for issuance under the Plan under Section 4(a).
(g)    The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or a Subsidiary as a result of a merger or consolidation of the former employing entity with the Company or a

Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the former employing corporation. The Committee may direct that the Substitute Awards be made on such terms and conditions as the Committee considers appropriate in the circumstances including, but not limited to, compliance with Sections 424(a), 424(h)(3) and 409A of the Code and Regulations §§1.424-1 and 1.409A-1(b)(5)(v)(D).
(h)    Upon the occurrence or in anticipation of any event that causes the per-Share value to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, large nonrecurring cash dividend, merger, reorganization, recapitalization, combination or exchange of shares), the Committee will make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such event. Action by the Committee may include: (1) adjustment of the number and kind of Shares that may be delivered under the Plan; (2) adjustment of the number and kind of Shares subject to outstanding Awards; (3) adjustment of the exercise price or base price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (4) any other adjustments that the Committee determines to be equitable. No fractional Shares will be issued under the Plan for any such adjustments and any fractional Shares resulting from such adjustments will be subject to Section 4(c). It is intended that any adjustments pursuant to this clause be made in accordance with Sections 424(a), 424(h)(3) and 409A of the Code and Regulations §§1.424-1 and 1.409A-1(b)(5)(v), as applicable; accordingly, the Committee may not make any adjustments to outstanding Options or Stock Appreciation Rights that would convert an Incentive Stock Option to a nonqualified option nor constitute a modification or substitution of the stock right under Regulation §1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Section 409A. Without limiting the foregoing, in the event of a subdivision of the outstanding Shares (stock split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Shares into a lesser number of Shares, the authorization limits under Sections 4(a) and 4(b) will be adjusted proportionately, and the Shares then subject to each Award will be adjusted proportionately without any change in the aggregate purchase price therefor; such adjustments to Awards will be subject to Section 4(c) regarding fractional Shares.
5.    Eligibility.
(a)    Any Employee is eligible to be selected as a Participant; provided, however, that the Committee has the authority, in its sole and absolute discretion, to select those Employees who will become Participants and receive Awards under the Plan. The Committee may set the terms of any such Awards in its sole and absolute discretion.
(b)    The Committee has the authority, in its sole and absolute discretion, to select non-Employee independent contractors or consultants to the Company or a Subsidiary or non-Employee directors of Subsidiaries to become Participants and receive Awards (other than Incentive Stock Options) under the Plan. The Committee may set the terms of any such Awards in its sole and absolute discretion. Notwithstanding the preceding, this Section 5(b) does not apply to Non-employee Directors of the Company.
(c)    Notwithstanding any other provision of the Plan to the contrary, the maximum number of Shares subject to Awards granted during a calendar year to any Non-employee Director, taken together with any cash fees paid to such Non-employee Director during the calendar year, will not exceed

$275,000 in total value, rounded up to the nearest full Share. The foregoing limit may be multiplied up to two (2) times with respect to Awards granted to a Non-employee Director upon initial election to office. Also, upon election of a Non-employee Director as Chair or Vice-Chair of the Board, he may receive an additional Award and/or cash not to exceed $225,000 in total value, rounded up to the nearest full Share. The value of Awards to Non-employee Directors will be based on the grant date fair value of such Awards for financial reporting purposes.
6.    Stock Options. Options may be granted hereunder to any Participant, either alone or in addition to other Awards granted under the Plan, subject to the following terms and conditions:
(a)    Exercise Price. Except in the case of a Substitute Award, the exercise price per Share as of the date the Option is granted will not be less than the Fair Market Value of Shares on the date the Option is granted. Notwithstanding the preceding sentence, if Incentive Stock Options are granted to an individual who owns stock possessing more than 10 percent (10%) of the total combined voting power of all classes of stock of the Company or its affiliates, the exercise price of each Incentive Stock Option granted the individual under the Plan must not be less than one hundred ten percent (110%) of the Fair Market Value of Shares on the date of grant. The exercise price per Share under an Incentive Stock Option is subject to any capital adjustment as provided in Section 4(h).
(b)    Number of Shares. The Option will state the number of Shares covered thereby. The number of Shares is subject to any capital adjustment as provided in Section 4(h).
(c)    Exercise of Option. Unless otherwise determined by the Committee, an Option will be deemed exercised by the Participant, or in the event of death, an option will be deemed exercised by the estate of the Participant or by a person who acquired the right to exercise such option by bequest or inheritance or otherwise by reason of the death of the Participant, upon delivery of: (1) a notice of exercise to the Company or its representative, or by using such other methods of notice as the Committee may adopt, and (2) accompanying payment of the exercise price in accordance with such restrictions as the Committee may adopt. The notice of exercise, once delivered, is irrevocable. Not less than one hundred (100) Shares may be purchased at any one time unless the number purchased is the total number at that time purchasable under the particular Option.
(d)    Broker-Assisted Exercises. To the extent permitted by law, any Option may permit payment of the exercise price and payment of any applicable tax withholding from the proceeds of sale through a broker or bank on a date satisfactory to the Committee of some or all of the Shares to which such exercise relates. In such case, the Committee will establish rules and procedures relating to such broker- (or bank-) assisted exercises in a manner intended to comply with the requirements of Section 402 of the Sarbanes-Oxley Act of 2002, Section 422 of the Code (in the case of Incentive Stock Options) and Section 409A including as to all Options, without limitation, the time when the election to exercise an option in such manner may be made, the time period by which the broker or bank must remit payment of the exercise price and applicable tax withholding, the interest or other earnings attributable to the payment and the method of funding, if any, attributable to the payment.
(e)    Payment. The Committee will determine the methods by which the exercise price of an Option may be paid, the form of payment, and the methods by which Shares will be delivered or deemed to be delivered to Participants. As determined by the Committee on or after the date the Option is granted, payment of the exercise price of an Option may be made, in whole or in part, in the form of: (1) cash or cash equivalents, (2) delivery (by either actual delivery or attestation) of previously-acquired Shares based on the Fair Market Value of Shares on the date the Option is exercised, (3) withholding of Shares from the Option based on the Fair Market Value of Shares on the date the Option is exercised, (4) broker-assisted or bank-assisted market sales, or (5) any other “cashless exercise” arrangement satisfactory to the Committee.
(f)    Term of Option. The Committee will determine the exercise period of each Option, which may not exceed ten (10) years from the date of grant; provided, however, that except in the case of an Incentive Stock Option, if at the time the term of an Option otherwise would expire trading in Shares is prohibited by law or exercise of the Option is restricted by the Company’s insider trading policy, the term of such Option automatically will be extended to the 30th calendar day after expiration of the prohibition or restriction.
(g)    First Exercisable Date. Subject to Sections 10 and 13, no Option may be exercised during the first year of its term or such longer period as may be specified in the Award Agreement; provided, however, that the Committee may in its discretion make any Option that is not yet exercisable immediately exercisable as to all or a portion of the Shares underlying such Option.
(h)    Termination of Option. Subject to Section 13, all Options will terminate upon their expiration, their surrender, upon breach by the Participant of any provisions of the applicable Award Agreement, or in accordance with such other rules and procedures incorporated into the terms and conditions of Award Agreements governing the Options as the Committee may deem advisable or appropriate.
(i)    A Participant has no rights as a stockholder with respect to any Shares covered by the individual’s Option until: (1) payment in full by the Participant for the Shares being purchased is made (including payment in full of any applicable withholding tax liability); (2) certificates evidencing such Shares have been issued and delivered to the Participant; and (3) the Participant’s name has been entered as a stockholder of record on the books of the Company. No adjustment will be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock is fully paid for, except as provided in Section 4(h).
(j)    Other Provisions. An Option also will be subject to such other terms and conditions as the Committee may deem advisable or appropriate, consistent with the provisions of the Plan, and which need not be the same with respect to each recipient. Each Option must specify whether it is an Incentive Stock Option under Section 422 of the Code or a nonqualified stock option, and any Option that does not so specify will be deemed to be a nonqualified stock option. Notwithstanding any other provision of the Plan, the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by an Participant during any calendar year (including Incentive Stock Options granted under all option plans of the Company or any Subsidiary) may not exceed $100,000. In addition, the Award Agreements for Incentive Stock Options granted under the Plan may contain such other provisions as the Committee deems necessary to meet the requirements of Section 422 of the Code.
7.    Stock Appreciation Rights. Stock Appreciation Rights may be granted hereunder to any Participant, either alone or in addition to other Awards granted under the Plan, subject to the following terms and conditions:

(a)    The provisions of an Award of Stock Appreciation Rights will be subject to such terms and conditions as the Committee may deem advisable or appropriate, consistent with the provisions of the Plan, and need not be the same with respect to each recipient.
(b)    Except in the case of a Substitute Award, a Stock Appreciation Right may not have a grant price as of the date the Award is granted less than the Fair Market Value of a Share on the date of grant or a term of greater than ten years. However, if (1) trading in Shares is prohibited by law at the time the term of an Award of Stock Appreciation Rights payable in Shares otherwise would expire or (2) exercise of an Award of Stock Appreciation Rights payable in Shares or in cash (or a combination thereof) is restricted by the Company’s insider trading policy, the term of such Award automatically will be extended to the 30th calendar day after expiration of the prohibition or restriction.
(c)    Notwithstanding the preceding, any Stock Appreciation Rights exercised after or in connection with a Participant’s termination of service or cessation of service as a Non-employee Director is payable only in cash.
8.    Restricted Stock and Restricted Stock Units.
(a)    Issuance of Awards. An Award of Restricted Stock or Restricted Stock Units is subject to restrictions on transferability and such other restrictions imposed by the Committee at the time of grant for a period of time specified by the Committee (the “Restriction Period”) in the Award Agreement. These restrictions may lapse separately or in combination and such Restricted Stock or Restricted Stock Unit Awards may be issued hereunder to Participants for no cash consideration or for such consideration as may be required by applicable law or as determined by the Committee in its sole discretion, either alone or in addition to other Awards granted under the Plan. An Award of Restricted Stock or Restricted Stock Units also will be subject to such other terms and conditions as the Committee deems advisable or appropriate, consistent with the provisions of the Plan including, but not limited to the consideration to be paid by the Participant for each Share of Restricted Stock.
(b)    Delivery of Shares. Shares of Restricted Stock will be delivered to the Participant at or as of the date of grant of the Award either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If stock certificates are issued in respect of Shares of Restricted Stock before the end of the applicable Restriction Period, such certificates will be registered in the name of the Participant and will bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award.
(c)    Vesting. Subject to the terms of the Award Agreement and except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of service during the applicable Restriction Period or upon failure to satisfy a performance goal during the applicable Restriction Period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions will be forfeited. Subject to Sections 5, 10 and 13 and except as provided in the previous sentence, Shares of Restricted Stock awarded to any Participant will vest (i.e., the risk of forfeiture with respect to such Shares will lapse) ratably on the first, second and third anniversaries of the date of grant, unless otherwise specified by the Committee, in its sole discretion, in the Restricted Stock Award. Notwithstanding the foregoing, the Committee may in its discretion accelerate vesting of an Award of Restricted Stock or Restricted Stock Units as to all or a portion of the Shares underlying the Award.
(d)    Payment. Upon vesting of all or any portion of an Award of Restricted Stock Units, the vested amount will be paid to the Participant, whether in Shares, in cash or otherwise, as determined by the Committee in its sole discretion, not later than the 15th day of the 3rd month following the end of the calendar year in which the vesting event occurred.
(e)    Dividends. In the case of an Award of Restricted Stock Units, and subject to Section 15, the Participant is not entitled to receive dividends or dividend equivalents unless the Award is solely time-vested and the Award Agreement specifically provides for such dividends or dividend equivalents. However, holders of Awards of Restricted Stock are entitled to receive dividends unless the Award Agreement provides otherwise. Notwithstanding the preceding, dividends on Awards of Restricted Stock or Restricted Stock Units that vest in whole or in part based on achievement of performance goals (whether or not such goals are for purposes of Section 162(m) of the Code) will not be paid or distributed until, and only to the extent, the Award is earned by satisfaction of those goals; in such case, the dividend(s), if any, will be paid or distributed no later than the 15th day of the 3rd month following the close of the Performance Period with respect to which the Award is earned.
(f)    Section 83(b) election. A Participant granted an Award of Restricted Stock, some or all of which Shares are unvested on the date of grant, may not file with the Internal Revenue Service a timely election under Section 83(b) of the Code, unless the Committee so specifies in the Award Agreement or the Committee and the Participant determine otherwise. Failure of the Committee to timely grant approval to file an 83(b) election upon a request by the Participant is deemed a denial of approval to file such an election.
9.    Performance Awards.
(a)    Awards of Performance Shares and/or cash (“Performance Awards”) will be subject to such terms and conditions as the Committee deems advisable or appropriate, consistent with the provisions of the Plan. Each Performance Award will specify the performance goals which, if achieved, will result in payment or early payment of the Award, and may specify in respect of such specified performance goals a level or levels of achievement. Each such Award will set forth a formula for determining the number of Performance Shares and/or the amount of cash that will be earned if performance is at or above the minimum level or levels, but falls short of full achievement of the specified level or levels of achievement. The performance levels to be achieved for each Performance Period, and the amount of the Performance Shares and/or cash to be distributed according to achievement (or not) of the performance levels, will be conclusively determined by the Committee. Performance Awards may be paid, as specified in accordance with Section 409A, in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee that comply with Section 409A, on a deferred basis. The Committee may designate whether any Performance Award, either alone or in addition to other Awards granted under the Plan, being granted to any Employee is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any such Awards designated to be “performance-based compensation” will be conditioned, to the extent required by Section 162(m) of the Code, on the achievement of one or more performance measures and be issued in accordance with Section 12. Performance Awards may be paid in cash, Shares, other property or any combination thereof as the Committee determines in its sole discretion at the time of payment.
(b)    Performance Awards granted to an Employee may vest solely based upon the achievement of the relevant performance goals and levels or, subject to Sections 10 and 12, may be subject to forfeiture if the Participant’s service terminates for any reason within one (1) year, or such other period as may be specified in the Performance Award, following the date of grant of such Performance Award.
10.    Change In Control Provisions. The provisions of this Section 10 apply in the case of a Change in Control, unless otherwise provided in the Award Agreement or any special Plan document or separate agreement with a Participant governing an Award.
(a)    Upon the effective date of a Change in Control, the Plan and any Award previously granted hereunder will terminate and clause (d) will apply unless: (1) provision is made in writing in connection with such transaction for the continuance of the Plan, for the assumption of Awards previously granted, or for the substitution for such Awards with new Awards covering the shares of a successor employer corporation, or of a parent or subsidiary thereof, with appropriate adjustments as to number and kind of shares and prices, in which event the Plan and the Awards previously granted or the new Awards substituted therefor, will continue in the manner and under the terms so provided; or (2) the Committee notifies Participants that the Plan will continue in effect. Further, upon the effective date of a Change in Control, outstanding performance-based Awards will be converted into time-based Awards that vest at the earlier of the original vesting date or the date of the Participant’s termination of employment if, within twelve (12) months after the effective date of the Change in Control, the Participant’s employment is involuntarily terminated other than for Cause; the amount of such time-based Awards will be determined using actual performance to date as of the effective date of the Change in Control if such effective date occurs more than halfway through the applicable performance period and performance is then measurable, or at 100% of the target amount (Shares and/or cash) if the effective date of the Change in Control occurs within the first half of the performance period or performance is not measurable as of such effective date. Notwithstanding the foregoing, in the event of a merger or consolidation of the Company with another entity, whether or not constituting a Change in Control, the Committee may provide that all Awards held by any Participant or class of Participants, whether or not otherwise vested and exercisable, may be cancelled upon the payment to the Participant of an amount equal to any cash due under the Award plus the excess, if any, of the fair market value of the stock subject to the Award over the exercise price, consideration to be paid by the Participant or applicable threshold of the Award. For purposes of the preceding sentence, the fair market value of the stock will be determined by the Committee in good faith taking into account the value of any consideration received by stockholders of the Company pursuant to the merger or consolidation and, if the fair market value of the stock, as so determined, is equal to or less than the exercise price, consideration to be paid by the Participant or applicable threshold of an Award, the stock portion of such Award may be cancelled without payment of any consideration to the Participant.
(b)    Awards Assumed or Substituted by Surviving Entity. Unless the Committee determines otherwise at the time of grant with respect to a particular Award, and notwithstanding any other provision of the Plan to the contrary, with respect to Awards assumed by the surviving entity (if not the Company) or otherwise equitably converted or substituted in connection with a Change in Control, if within twelve (12) months after the effective date of the Change in Control, a Participant’s employment is involuntarily terminated other than for Cause, then
(i)    all of the Participant’s then-outstanding Options or Stock Appreciation Rights will become fully vested and exercisable, and will thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Agreement; and
(ii)    all time-based vesting restrictions on the Participant’s then-outstanding Awards will lapse.
Further, for any Incentive Stock Option that has not lapsed as of the effective date of the Change in Control, the surviving entity (if not the Company) must assume, or substitute for that Incentive Stock Option, a new Incentive Stock Option that, in the opinion of the Committee or its successor, giving due consideration to Regulation §1.424-1, is equivalent to the old Incentive Stock Option but relates to shares in a different company (whether the acquiring company itself or another company). However, if at the time of such replacement the Participant is not an employee of the surviving entity (if not the Company), or of a parent or subsidiary of that entity, the new assumed or substituted option will be considered a nonqualified stock option that is not intended to qualify as an incentive stock option under Section 422 of the Code.
(c)    Awards not Assumed or Substituted by Surviving Entity. Upon the occurrence of a Change in Control, and except with respect to any Awards assumed by the surviving entity (if not the Company) or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee:
(i)    outstanding Options or SARs will become fully vested and exercisable, and will thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Agreement;
(ii)    time-based vesting restrictions on outstanding Awards will lapse; and
(iii)    the payout level attainable under outstanding performance-based Awards, based on the applicable performance criteria or, if performance is not determinable, at the target level, any other restriction will lapse and the performance-based Awards will be immediately settled or distributed.
(d)    Change in Control Cash Out. Notwithstanding clause (b) above, in the event of a Change in Control the Committee may, in its discretion, provide that each or any Award outstanding at the time of the Change in Control will, upon the occurrence of a Change in Control, be cancelled in exchange for a cash payment to be made within 30 days of the Change in Control in an amount equal to: (1) with respect to an Option or Stock Appreciation Right, the amount by which the Fair Market Value or Change in Control Price per Share (as the case may be) exceeds the exercise or grant price per Share under the Option or Stock Appreciation Right (the “spread”), multiplied by the number of Shares granted under the Option or Stock Appreciation Right; (2) with respect to an Option or Stock Appreciation Right for which the Fair Market Value or Change in Control Price per Share (as the case may be) does not exceed the exercise or grant price per Share under the Option or Stock Appreciation Right, for zero ($0) consideration; and (3) with respect to Restricted Stock Awards, Restricted Stock Units and Performance Awards, an amount equal to the Fair Market Value or Change in Control Price per Share (as the case may be), less any applicable consideration under Section 8(a) or applicable threshold under the Award Agreement, multiplied by the number of Shares issuable under the Restricted Stock Award, Restricted Stock Unit or Performance Award, as the case may be.
For purposes of this Section 10(d), “Change in Control Price” means, with respect to a Share,: (1) the price per Share as set forth in the sale, merger or similar agreement giving rise to the Change in Control; or (2) except as provided in clause (3) below, if there is no such agreement and, in the case of a Change in Control resulting from the sale of all, or substantially all, of the Company’s assets, the average per share closing sales price of a Share (rounded to four decimal places), as reported on the New York Stock Exchange Consolidated Tape, over the ten consecutive trading day period prior to and including the date of a Change in Control; or (3) in the case of a complete liquidation of the Company, the price per Share as determined in the plan of liquidation; provided, however, that in the case of Incentive Stock Options, Change in Control Price will be the Fair Market Value of such Share on the date such Incentive Stock Option is exercised or deemed exercised pursuant to Section 10(b). If the consideration paid in any such Change in Control transaction consists in full or in part of securities or other noncash consideration, the value of such securities or other noncash consideration will be determined in the sole discretion of the Committee.
(e)    Acceleration for Other Reasons. Regardless of whether an event has occurred as described in clauses (a) or (b) above, and subject to Section 12 as to qualified performance-based awards, the Committee may in its sole discretion at any time determine that, upon the termination of service of a Participant for any reason, or the occurrence of a Change in Control, all or a portion of such Participant’s Options or Stock Appreciation Rights will become fully or partially exercisable, that all or a part of the restrictions on all or a portion of the Participant’s outstanding Awards will lapse, and/or that any performance-based criteria with respect to any Awards held by that Participant will be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards made to a Participant in exercising its discretion pursuant to this clause (e).
(f)    If a Participant is covered by another Benefit Plan maintained by the Company or a Subsidiary, the terms of such Benefit Plan that govern vesting in connection with a Change in Control will govern the vesting of such Participant’s Awards. To the extent the Participant’s Awards are not eligible for accelerated vesting under another Benefit Plan, such Awards will be entitled to accelerated vesting to the extent provided in this Section 10.
11.    Compliance with Section 409A.
(a)    To the extent applicable, it is intended that the Plan and any Award hereunder will either be exempt from the application of, or comply with, the provisions of Section 409A. The Plan and all Awards hereunder will be construed and administered in a manner consistent with this intent, and any provision that would cause the Plan or an Award hereunder either to fail to be exempt from or to comply with Section 409A will have no force and effect unless and until amended either to be exempt from or to comply with Section 409A (which amendment may be retroactive to the extent permitted by Section 409A and may be made by the Committee or the Board without the consent of Participants). No amendment may be made to any Award that constitutes a modification, as defined in Section 409A, of such Award unless: (1) at the time of such amendment the Fair Market Value of the Shares subject to such Award is not greater than the exercise price under such Award, or (2) such modification will not otherwise convert an Award exempt from, or compliant with, Section 409A into an Award subject to, but not compliant with, Section 409A. Further, notwithstanding anything to the contrary in this Plan, if a Participant is a “specified employee” as defined in Section 409A as of the date the Participant separates from service (within the meaning of Section 409A), then, to the extent required by Section 409A, payments due under this Plan resulting from the Participant’s separation from service may not be made until the earlier of: (1) the first day following the sixth month anniversary of the date of the Participant’s separation from service for a reason other than death; and (2) the Participant’s date of death; provided, however, that any payments delayed during this period will be paid in the aggregate in a lump sum, without interest, as soon as reasonably practicable following the earlier of the sixth month and one day anniversary of the Participant’s separation from service or the Participant’s date of death, as the case may be. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award hereunder is not warranted or guaranteed. Neither the Company, its Subsidiaries, nor their respective directors, officers, employees or advisers (other than in an individual capacity as a Participant) may be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award hereunder.
(b)    For purposes of compliance with Section 409A(b), if an Award constitutes a deferral of compensation subject to Section 409A, the phrase termination of service or termination of employment, or any derivation thereof in connection with such Award, will mean a “separation from service” as defined under Section 409A. Accordingly, where an Award Agreement for an Award subject to Section 409A refers to a participant’s termination of service for purposes of receiving any payment, whether such a termination has occurred will be determined in accordance with Section 409A.
(c)    In order to determine for purposes of Section 409A whether a Participant is in the service of a member of the Company’s controlled group of corporations under Section 414(b) of the Code (or by a member of a group of trades or businesses under common control with the Company under Section 414(c) of the Code) and, therefore, whether Shares that are or have been purchased by or awarded under the Plan to the Participant are shares of “service recipient” stock within the meaning of Section 409A:
(i)    In applying Sections 1563(a)(1), (2) and (3) of the Code for purposes of determining the Company’s controlled group under Section 414(b) of the Code, the phrase “at least 50 percent” will replace the phrase “at least 80 percent” each place it appears in Sections 1563(a)(1), (2) and (3); and
(ii)    In applying Regulation §1.414(c)-2 for purposes of determining trades or businesses under common control with the Company for purposes of Section 414(c) of the Code, the phrase “at least 50 percent” will replace the phrase “at least 80 percent” each place it appears in Regulation §1.414(c)-2.
(d)    If: (i) any Award constitutes a deferral of compensation subject to Section 409A, (ii) that Award provides for a change in the time or form of payment upon a Change in Control and (iii) the Change in Control event would not constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Section 409A, then payment will be made, to the extent necessary to comply with the provisions of Section 409A, to the Participant on the earliest of: (x) the Participant’s separation from service (subject to Sections 11(b) and 13), (y) the date payment otherwise would have been made in the absence of any provisions in this Plan to the contrary (provided such date is permissible under Section 409A), or (z) the Participant’s death.
12.    Code Section 162(m) Provisions.
(a)    Notwithstanding any other provision of the Plan, if the Committee determines at the time an Award (including an Award which, in whole or in part, may be payable in cash) is granted to a Participant who is then an officer that such Participant is, or is likely to be as of the end of the tax year in which the Company would ordinarily claim a tax deduction in connection with such Award, a Covered Employee within the meaning of Section 162(m) of the Code, then the Committee may provide that this Section 12 is applicable to such Award and if the Committee so designates, then any provisions of the Plan which would violate the provisions of Section 162(m) of the Code will be inapplicable to such Award. In addition, such Awards also may be subject to such service-vesting restrictions as the Committee may determine.
(b)    If an Award is subject to this Section 12, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, is subject to the achievement of one or more objective performance goals established by the Committee, which will be based on the attainment of specified levels of one or any combination of the following measures: revenues, cost reductions, operating income, income before taxes, EBITDA, net income, adjusted net income, earnings per share, adjusted earnings per share, operating margins, working capital, return on assets, return on equity, return on invested capital, cash flow, market share, stockholder return or economic value added of the Company or the Subsidiary or division of the Company for or within which the Participant is primarily employed as well as individual-level and strategic goals, e.g., personal professional objectives (including by reference to any of the foregoing performance metrics), the implementation of policies and plans, the negotiation of transactions, formation of joint ventures, research or development collaborations and the completion of corporate transactions. Such performance goals also may be based on the achievement of specified levels of individual or Company performance (or performance of an applicable Subsidiary, division, business segment or business unit) under one or more of the measures described above relative to the performance of other corporations designated by the Committee. The performance goals applicable to a Performance Period will be set by the Committee within the time period prescribed by, and must otherwise comply with the requirements of, Section 162(m) of the Code, and may vary from one Performance Period to another or between Awards with respect to the same Performance Period. Performance goals with respect to the foregoing measures may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to the performance of a group of comparator companies, or a published or special index, or a stock market index, that the Committee deems appropriate, and may be calculated for a single year or calculated on a compound basis over multiple years. Further, any performance goals that are financial metrics may be determined in accordance with United States generally accepted accounting principles (“GAAP”), or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP or under International Accounting Standards Board principles. Performance Goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion). Performance measures may but need not be determinable in conformance with generally accepted accounting principles.

(c)    Each qualified performance-based Award (other than a market-priced Option or Stock Appreciation Right) will be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the qualified business criteria outlined in clause (b) above, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate and set forth in the Award Agreement; provided, however, that the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived, in whole or in part, upon (1) the termination of service of a Participant by reason of death or Disability, (2) the occurrence of a Change in Control or (3) under such other conditions where such waiver will not jeopardize the treatment of other Awards under this Section as “qualified performance-based compensation” within the meaning of Regulation §1.162-27(e)(1). Unless otherwise determined by the Committee, Performance Periods for any such qualified performance-based Award must be at least twelve (12) months. In addition, the Committee has the right, in connection with the grant of a qualified performance-based Award, to exercise negative discretion to determine that the portion of such Award actually earned, vested and/or payable (as applicable) will be less (but not more) than the portion that would be earned, vested and/or payable based solely upon application of the applicable performance goals.
(d)    The Committee may provide in any Performance Award subject to this Section, at the time the performance goals are established, that any evaluation of performance will exclude or otherwise objectively adjust for any specified circumstance or event that occurs during a performance period, including by way of example but without limitation the following: (a) acquisitions, divestitures, asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary, unusual or infrequently occurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (f) foreign exchange gains or losses; (g) change in the Company’s fiscal year; and (h) an event either not directly related to the operations of the Company, Subsidiary, division, business segment or business unit or not within the reasonable control of management. To the extent such inclusions or exclusions affect Awards to Covered Employees, they will be prescribed in a form that meets the requirements for deductibility of Section 162(m) of the Code.
(e)    Any payment to Covered Employees of a qualified performance-based Award granted with performance goals pursuant to clause (b) above is conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. Except as specifically provided in clause (c) above, no qualified performance-based Award held by a Covered Employee or by an employee who in the reasonable judgment of the Committee may be a Covered Employee on the date of payment, may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a qualified performance-based Award under the Plan, in any manner to waive the achievement of the applicable performance goal based on the qualified business criteria outlined in clause (b) above or to increase the amount payable pursuant thereto or the value thereof, or otherwise in manner that would cause the Award to cease to be considered qualified performance-based compensation within the meaning of Regulation §1.162-27(e)(1).

(f)    The Committee has the power to impose such other restrictions on Awards subject to this Section 12 as it deems necessary or appropriate to ensure that such Awards satisfy all requirements for deductibility by the Company as “performance-based compensation” under Section 162(m) of the Code.
13.    Termination of Service.
(a)    Unless otherwise provided in an Award Agreement or in a Benefit Plan applicable to the Award, upon the termination of a Participant’s service as an Employee, independent contractor, consultant, Non-employee Director or other non-Employee relationship (the date of such termination being the Participant’s “Service Termination Date”):
(i)    Options and Stock Appreciation Rights of such Participant, to the extent exercisable on the Service Termination Date, will continue to be exercisable until, and will cease to be exercisable after, the earlier of (A) the date that the Option or Stock Appreciation Right terminates or expires in accordance with its terms or (B) the expiration of the following time period after the Service Termination Date: (1) the original term of such Option or Stock Appreciation Right if the Participant’s service ceased due to Retirement, (2) twelve (12) months if such service ceased due to death or Disability, (3) three (3) months if such service ceased as a result of a termination for any other reason, or (4) such other period as the Committee may determine in its discretion, whether prior to or following the grant of an Award, but in any case not to exceed ten (10) years from the date of grant; provided that, in the event of a termination of service for Cause, such Participant’s right to any further payments, vesting or exercisability with respect to any Award will be forfeited in its entirety; and
(ii)    the Participant will forfeit: (1) his or her Options and Stock Appreciation Rights to the extent not exercisable on the Service Termination Date, and (2) (A) each Share of Restricted Stock and (B) Performance Award held by him or her at the Service Termination Date as to which, as of that date, any restrictions or conditions had not lapsed or been waived; provided, however, that if the Participant paid an acquisition price for any of such Restricted Stock and the termination of service was not for Cause, the Company will fully reimburse the acquisition price to the Participant on or promptly following the Service Termination Date.
(b)    Notwithstanding anything set forth in clause (a) above and except as provided in an Award Agreement or in a Benefit Plan applicable to the Award, if: (1) a termination of service results from the Participant’s death, then on the Service Termination Date all outstanding Options and Stock Appreciation Rights held by such Participant on the Service Termination Date that are not then exercisable and vested will become immediately fully vested and exercisable; (2) a termination of service results from the Participant’s Retirement (which Retirement does not occur for at least twelve (12) months following the date of grant, then on the Service Termination Date the time-based component of all outstanding Options and Stock Appreciation Rights held by such Participant on the Service Termination Date that are not then exercisable and vested will be considered to have been satisfied; (3) a termination of service results from the Participant’s death, any Restricted Stock held by such Participant on the Service Termination Date will immediately become fully vested and transferable to the full extent of the original grant, and will be subject to withholding as a consequence of such vesting as provided in Section 16(i); and (4) a termination of service results from the Participant’s death, any Restricted Stock Units held by such Participant on the Service Termination Date will immediately become fully vested and any withholding required as a consequence of such vesting will be treated as a cash payment of a portion of the Award(s) and paid over to the relevant taxing authorities.
(c)    Notwithstanding anything set forth in clause (a) above or in Sections 6 and 7, and unless the Committee determines otherwise, if (1) the holder of an Option or a Stock Appreciation Right dies, (2) such holder’s representative has a right to exercise such Option or Stock Appreciation Right (the “Decedent’s Award”), (3) the Decedent’s Award is not exercised by the last day on which it is exercisable (the “Final Exercise Date”), and (4) the exercise or grant price per share of the Decedent’s Award is below the Fair Market Value of a Share on the Final Exercise Date, the Committee must either (A) cancel the Option or Stock Appreciation Right in exchange for a cash payment equal to the excess of (i) the Fair Market Value of one Share on the Final Exercise Date over (ii) the exercise or grant price per Share of the Decedent’s Award, multiplied by the number of Shares granted under the Option or Stock Appreciation Right or (B) deem the Decedent’s Award to be exercised on the Final Exercise Date via a cashless exercise procedure determined by the Committee and, in either case, the resulting proceeds net of any required tax withholding will be paid to the representative.
(d)    Notwithstanding anything set forth in clause (a) above, if a termination of service or service results from a Participant’s Disability, then on the Service Termination Date: (1) those tranche(s) of the outstanding Options and Stock Appreciation Rights held by such Participant on the Service Termination Date that would have vested in accordance with each applicable Award Agreement during the twelve (12) month period following the Service Termination Date but for the cessation of the Participant’s service will become immediately vested and exercisable, and (2) the risk of forfeiture and other restrictions on transfer applicable to tranche(s) of outstanding Restricted Stock held by such Participant on the Service Termination Date which would have lapsed in accordance with each applicable Award Agreement during the twelve (12) month period following the Service Termination Date but for the cessation of the Participant’s service will immediately be deemed to have lapsed, and will be subject to withholding as a consequence of such vesting as provided in Section 16(i).
14.    Amendments and Termination.
(a)    The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (1) materially increase the number of Shares available under the Plan, (2) expand the types of Awards under the Plan, (3) materially expand the class of Persons eligible to participate in the Plan, (4) materially extend the term of the Plan, or (5) otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of the Exchange, then such amendment will be subject to stockholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable: (1) to comply with the listing or other requirements of the Exchange, or (2) to satisfy any other tax, securities or other applicable laws, policies or regulations.
(b)    The Committee may amend, modify or terminate any Award theretofore granted, prospectively or retroactively, but no such amendment, modification or termination to an outstanding Award may: (1), without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment, modification or termination (with the per-share value of an Option or Stock Appreciation Right for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award); (2) extend the original term of an Option or Stock Appreciation Right without the prior approval of the stockholders of the Company; or (3) except for adjustments made pursuant to Section 4(h) or in connection with a Change in Control, reduce the exercise or grant price of outstanding Options or Stock Appreciation Rights or cancel or amend outstanding Options or Stock Appreciation Rights for the purpose of repricing, replacing or regranting such Options or Stock Appreciation Rights with an exercise or grant price that is less than the exercise or grant price of the original Options or Stock Appreciation Rights or cancel or amend outstanding Options or Stock Appreciation Rights with an exercise or grant price that is greater than the Fair Market Value of a Share for the purpose of exchanging such Options or Stock Appreciation Rights for cash or any other Awards, in each case without the prior approval of the stockholders of the Company. Any change or adjustment to an outstanding Incentive Stock Option may not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an incentive stock option under Section 422 of the Code. Notwithstanding the foregoing, any adjustments made pursuant to Section 4(h) are not subject to these restrictions.
(c)    Compliance Amendments. Notwithstanding anything in the Plan or in any Award Agreement to the contrary, the Board or the Committee may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Sections 162(m), 409A and 422 of the Code), and to the administrative regulations and rulings promulgated thereunder, and further including, but not limited to, adopting (including retroactively, if deemed advisable) provisions relating to the retroactive amendment of Award Agreements and the “clawback” or repayment of amounts already received in the event of a financial restatement affecting the Company. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this clause (c) to any Award made under the Plan without further consideration or action.
(d)    Correction of Errors. Notwithstanding anything in any Award Agreement to the contrary, the Committee may amend an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of correcting errors occurring in connection with the grant or documentation of an Award, including rescinding an Award erroneously granted, including, but not limited to, an Award erroneously granted to an individual who on the date of grant is not eligible to be a Participant. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this clause (d) to any Award made under the Plan without further consideration or action.
(e)    Subject to Section 12, the Committee may delegate to such other committee as it may from time to time appoint the authority to take any action consistent with the terms of the Plan, either before or after an Award has been granted, which such other committee deems necessary or advisable to comply with any laws or regulatory requirements of a foreign country including, but not limited to, modifying or amending the terms and conditions governing any Awards, or establishing any local country plans as sub-plans to this Plan. In addition, under all circumstances, the Committee may make non-substantive administrative changes to the Plan as it deems advisable to conform with or take advantage of governmental requirements, statutes or regulations.

15.    Dividends. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award other than in the form of an Option or Stock Appreciation Right, which is to be settled by the issuance of Shares (or, at the discretion of the Committee, settled in cash valued by reference to Share value) may, if so determined by the Committee, be entitled to receive cash or stock dividends, or cash payments in amounts equivalent to cash or stock dividends on Shares (“dividend equivalents”) with respect to all or a portion of the number of Shares subject to such Award. The Committee may provide that dividend equivalents: (1) will be deemed to have been reinvested in additional Shares or otherwise reinvested; (2) except in the case of Performance Awards, will be paid or distributed to the Participant as accrued (in which case, such dividend equivalents must be paid or distributed no later than the 15th day of the 3rd month following the later of (A) the end of the calendar year in which the corresponding dividends were paid to stockholders, or (B) the end of the first calendar year in which the Participant’s right to such dividend equivalents is no longer subject to a substantial risk of forfeiture); or (3) in the case of Performance Awards, will be paid or distributed to the Participant no later than the 15th day of the 3rd month following the end of the first calendar year in which the Participant’s right to such dividend equivalents is no longer subject to a substantial risk of forfeiture.
16.    General Provisions.
(a)    An Award may not be sold, pledged, assigned, encumbered or hypothecated to or in favor of any party other than the Company or a Subsidiary, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant or, in the event of a Participant’s legal incapacity to do so, by the Participant’s guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision; provided that the Committee, in its sole discretion, may permit additional transferability (but only without payment of consideration by the transferee to the transferor), on a general or specific basis, and may impose conditions and limitations on any permitted transferability to the extent needed to comply with a domestic relations order.
(b)    No Employee has the right to be selected to receive an Option or other Award under this Plan or, having been so selected, to be selected to receive a future Award grant or Option. Neither the Award nor any benefits arising out of the Plan will constitute part of a Participant’s employment or service contract with the Company or any Subsidiary and, accordingly, the Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board or the Committee without giving rise to liability on the part of the Company or any Subsidiary for severance payments. No Award or payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare, benefit or fringe benefit plan of the Company or any Subsidiary unless provided otherwise in such other plan.
(c)    No Employee has any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.
(d)    The prospective recipient of any Award under the Plan will not be deemed to have become a Participant, or to have any rights, with respect to such Award until and unless such recipient has accepted an Award Agreement or other instrument evidencing the Award.
(e)    Nothing in the Plan or any Award granted under the Plan, nor ownership of Shares resulting from exercise of or payment under such an Award, will be deemed to constitute an employment or service contract or confer, or be deemed to confer, on any Employee or Participant any right to continue in the employ or service of, or to continue any other relationship with, the Company or any Subsidiary or limit in any way the right of the Company or any Subsidiary to terminate an Employee’s employment or a Participant’s service at any time, with or without cause.
(f)    All certificates for Shares delivered under the Plan pursuant to any Award will be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
(g)    No Award granted hereunder will be construed as an offer to sell securities of the Company, and no such offer will be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would comply with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.
(h)    Except as otherwise required in any applicable Award Agreement or by the terms of the Plan, recipients of Awards under the Plan will not be required to make any payment or provide consideration other than the rendering of services.
(i)    The Company and its Subsidiaries are authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due in respect of an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company or Subsidiary to satisfy all obligations for the payment of such taxes. The Committee is authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by delivery of or transfer of Shares to the Company (to the extent the Participant has owned the surrendered Shares for more than six (6) months if such a limitation is necessary to avoid a charge to the Company for financial reporting purposes or other adverse effect on the Company) or, if the Committee so permits, by directing the Company to retain Shares (in an amount equal to the Participant’s minimum statutory tax withholding or such other amount as will not result in adverse accounting or tax implications for the Company) otherwise deliverable in connection with the Award. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company and its Subsidiaries will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.
(j)    Nothing contained in the Plan will prevent the Company, a Subsidiary or the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases. The grant of an Award under this Plan will not affect in any way the right or power of the Company or a Subsidiary to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.
(k)    It is a term and condition of participation in this Plan that Participants acknowledge and agree that for the purposes of the administration of this Plan including the grant, holding or vesting of Awards and the holding or sale of Shares acquired from the vesting and/or exercise of Awards, information relating to the Participants will be passed between their employing companies, the Company and other Subsidiaries and any third parties engaged by them to the extent required for the administration or operation of this Plan and to the extent permitted by applicable law. Participants will be provided with all appropriate information regarding the processing of information and their rights in respect of such processing as is required under applicable law, and Participant information will be processed in accordance with applicable law. By participating in this Plan, a Participant is deemed to have acknowledged and accepted this provision.
(l)    The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement gives the Participant any rights that are greater than those of a general unsecured creditor of the Company or any Subsidiary. In its sole discretion, the Committee may authorize the creation of grantor trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments in lieu of Shares with respect to Awards. This Plan is not intended to be subject to ERISA.
(m)     Each Award Agreement will contain a provision that the Award may not be exercised at a time when the exercise thereof or the issuance of Shares thereunder would constitute a violation of any federal or state law or listing requirements of the Exchange for such Shares or a violation of any foreign jurisdiction where Awards are or will be granted under the Plan.
(n)    Except to the extent superseded by any controlling Federal law, the Plan and all Awards thereunder will be construed, regulated and administered according to the laws of the State of New Jersey without giving effect to principles of conflicts of law. Use of the masculine or feminine genders includes the neuter. Neither the Plan nor any Award Agreement will be construed or interpreted with any presumption against the Company by reason of the Company causing the Plan or the Award Agreement to be drafted.
(o)    Any claim or action relating to the Plan or an Award thereunder must be brought within one (1) year of the date when the claimant has actual or constructive knowledge of the acts or failures to act that are alleged to give rise to the claim or action. If a claimant does not bring such action within such one (1) year (or shorter) period, the claimant will be barred from bringing an action related to his or her claim. All action(s) or litigation arising out of or relating to this Plan must be commenced and prosecuted in the Superior Court of New Jersey, Passaic County, or the United States District Court for the District of New Jersey, Newark Vicinage. Each Participant, claimant or other person consents and submits to the personal jurisdiction over him or her of the Superior Court of New Jersey, Passaic County, or the United States District Court for the District of New Jersey, Newark Vicinage in respect of any such action(s) or litigation, and each Participant, claimant or other person also consents to service of process upon him or her with respect to any such action(s) or litigation by registered mail, return receipt requested, or by any other means permitted by rule or law.
(p)    If any provision of the Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision will be construed or deemed amended to conform to applicable laws or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, such provision will be stricken and the remainder of the Plan will remain in full force and effect.
(q)    Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Participants employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose such conditions on the exercise or vesting of Awards as it deems appropriate in order to minimize the Company’s or a Subsidiary’s obligation with respect to tax equalization for Employees on assignments outside their home country.
(r)    If approved by the Committee in its sole discretion, a Participant’s absence or leave because of military or governmental service or disability will not be considered an interruption of employment or service for any purpose under the Plan.
(s)    If an Award granted to a Participant under the Plan is also covered by another Benefit Plan (such as the Company’s Long Term Incentive Plan or an employment or severance agreement), the Award is also subject to the terms of such Benefit Plan(s). The Plan and all such Benefit Plans that cover the Participant and the Award will be construed in a consistent manner. In the event of a conflict between the terms and conditions of the Plan and any of the Benefit Plans as they relate to an Award hereunder, the order of precedence will be as follows: (1) any Benefit Plan that constitutes an employment or severance agreement; (2) any Benefit Plan that constitutes a long term incentive plan or other plan which covers equity awards issued under the Plan; and (3) the Plan; provided, however, that no effect will be given to any provision of any Benefit Plan that conflicts with any provision of the Plan if and to the extent that such conflicting provision in the Benefit Plan could not have been approved by the Board as an amendment to the Plan pursuant to Section 14(a) without stockholder approval or the consent of the relevant Participant, unless and until such approval or consent has been obtained.
(t)    All Award Agreements, notices and other communications with respect to the Plan, including signatures relating to such documentation, may be executed and stored on paper, electronically or in another medium. Any documentation executed or stored electronically will comply with the Electronic Signatures Act. The Committee and the Plan’s recordkeepers or other service providers may use telephonic or electronic media to satisfy any notice requirements of the Plan or an Award, to the extent permissible under applicable law. Award Agreements may be executed in duplicate counterparts, each of which when so executed will be deemed to be an original and both of which when taken together will constitute one and the same instrument. Either party may execute such an Award Agreement by facsimile or electronic signature.
(u)    Clawback. Notwithstanding any other provisions of this Plan or of any Award Agreement, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such recovery, deductions and clawback as may be required to be made pursuant to such law, government regulation including, but not limited to, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Section 954”) or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation including, but not limited to, Section 954 or stock exchange listing requirement).
17.    Term of Plan. The Plan will terminate on the date of the annual shareholder meeting of the Company following the close of the Company’s fiscal year ending in 2025, unless sooner terminated by the Board pursuant to Section 14; provided, that in no event may an Incentive Stock Option be granted more than ten (10) years after the earlier of: (1) the date of the adoption of the Plan by the Board or (2) the Effective Date. No Award will be granted under the Plan after such date, but Awards previously granted may extend beyond that date in accordance with their terms.

18.    Compliance with Section 16. With respect to Participants subject to Section 16 of the Exchange Act (“Members”), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent that compliance with any Plan provision applicable solely to such Members that is included solely for purposes of complying with Rule 16b-3 is not required in order to bring a transaction by such Member into compliance with Rule 16b-3, such provision will be deemed null and void as to such transaction to the extent permitted by law and deemed advisable by the Committee. To the extent any provision in the Plan or action by the Committee involving such Members is deemed not to comply with an applicable condition of Rule 16b-3, such provision or action will be deemed null and void as to such Members to the extent permitted by law and deemed advisable by the Committee.